Exhibit 10.6

FOURTH AMENDMENT TO EX-IM WORKING CAPITAL GUARANTEE CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO EX-IM WORKING CAPITAL GUARANTEE CREDIT AGREEMENT (this "Amendment") is entered into as of March 26, 2015, by and between S&W SEED COMPANY ("Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank").

RECITALS

A. Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain EX-IM Working Capital Guarantee Credit Agreement between Borrower and Bank dated as of February 1, 2014 as amended from time to time ("Credit Agreement").

B. Borrower has requested that Bank make certain changes in the terms and conditions set forth in the Credit Agreement and, subject to the terms and conditions contained in this Amendment, amend the Credit Agreement to reflect said changes.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, subject to the terms and conditions described herein, the parties hereto agree that the Credit Agreement shall be amended as follows; provided, however, that nothing shall terminate any security interests, guaranties, subordinations or other documents in favor of Bank, all of which shall remain in full force and effect unless expressly amended hereby:

1. Amendment to Section 1.4. Section 1.4 is hereby deleted in its entirety, and the following substituted therefor:

"As security for (i) all indebtedness and other obligations of Borrower to Bank subject hereto and (ii) all indebtedness and other obligations of Borrower to Bank arising under or in connection with all Purchase Card Documents (as defined below) and all purchase cards issued by Bank at Borrower's request, Borrower hereby confirms and grants to Bank security interests of first priority in all Borrower's accounts receivable and other rights to payment, general intangibles, inventory, equipment and sixty-five percent (65%) of Borrower's stock held in S&W SEED AUSTRALIA PTY. LTD. For the purposes of the foregoing, "Purchase Card Documents" means that certain WellsOne Commercial Card Express Agreement, effective as of April 15, 2013, between Bank and Borrower, as amended, modified and/or supplemented from time to time, together with all other documents executed by Borrower or issued by Bank and related to purchase cards issued by Bank at Borrower's request, as all of the same may be amended, modified and/or supplemented from time to time. Borrower hereby confirms that its grant of security interests to Bank as set forth in the security agreements previously executed by Borrower in favor of Bank shall secure all indebtedness and other obligations to Bank under the Loan Documents, the Purchase Card Documents and all purchase cards issued by Bank at Borrower's request.

All of the foregoing shall be evidenced by and subject to the terms of such security agreements, financing statements, deeds or mortgages, and other documents as Bank shall reasonably require, all in form and substance satisfactory to Bank. Borrower shall pay to Bank immediately upon demand the full amount of all charges, costs and expenses (to include fees paid to third parties and all allocated costs of Bank personnel), expended or incurred by Bank in connection with any of the foregoing security, including without limitation, filing and recording fees and costs of appraisals, audits and title insurance."

2. Amendment to Section 5.5. Section 5.5 of the Credit Agreement is hereby deleted in its entirety, and the following substituted therefor:

"Guarantee or become liable in any way as surety, endorser (other than as endorser of negotiable instruments for deposit or collection in the ordinary course of business), accommodation endorser or otherwise for, nor pledge or hypothecate any assets of Borrower as security for, any liabilities or obligations of any other person or entity, except (a) any of the foregoing in favor of Bank, and (b) that certain guaranty by Borrower in connection with the obligations of SGI to National Australia Bank not to exceed $13,000,000.00 at any time."

3. Conditions Precedent. The obligation of Bank to amend the terms and conditions of the Credit Agreement as provided herein, is subject to the fulfillment to Bank's satisfaction of all of the following conditions by no later than April 1, 2015:

(a) Bank shall have received, in form and substance satisfactory to Bank, each of the following, duly executed:

  This Amendment.
  Such other documents as Bank may require under any other section of this Amendment.

(b) Other Fees and Costs. In addition to Borrower's obligations under the Credit Agreement and the other Loan Documents, Borrower shall have paid to Bank the full amount of all costs and expenses, including reasonable attorneys' fees (including the allocated costs of Bank's in-house counsel) expended or incurred by Bank in connection with the negotiation and preparation of this Amendment, for which Bank has made demand.

4. General Release. In consideration of the benefits provided to Borrower under the terms and provisions hereof, Borrower hereby agrees as follows ("General Release"):

(a) Borrower, for itself and on behalf of its successors and assigns, does hereby release, acquit and forever discharge Bank, all of Bank's predecessors in interest, and all of Bank's past and present officers, directors, attorneys, affiliates, employees and agents, of and from any and all claims, demands, obligations, liabilities, indebtedness, breaches of contract, breaches of duty or of any relationship, acts, omissions, misfeasance, malfeasance, causes of action, defenses, offsets, debts, sums of money, accounts, compensation, contracts, controversies, promises, damages, costs, losses and expenses, of every type, kind, nature, description or character, whether known or unknown, suspected or unsuspected, liquidated or unliquidated, each as though fully set forth herein at length (each, a "Released Claim" and collectively, the "Released Claims"), that Borrower now has or may acquire as of the later of: (i) the date this Amendment becomes effective through the satisfaction (or waiver by Bank) of all conditions hereto; or (ii) the date that Borrower has executed and delivered this Amendment to Bank (hereafter, the "Release Date"), including without limitation, those Released Claims in any way arising out of, connected with or related to any and all prior credit accommodations, if any, provided by Bank, or any of Bank's predecessors in interest, to Borrower, and any agreements, notes or documents of any kind related thereto or the transactions contemplated thereby or hereby, or any other agreement or document referred to herein or therein.

(b) Borrower hereby acknowledges, represents and warrants to Bank as follows:

(i) Borrower understands the meaning and effect of Section 1542 of the California Civil Code which provides:

"Section 1542. GENERAL RELEASE; EXTENT. A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR."

(ii) With regard to Section 1542 of the California Civil Code, Borrower agrees to assume the risk of any and all unknown, unanticipated or misunderstood defenses and Released Claims which are released by the provisions of this General Release in favor of Bank, and Borrower hereby waives and releases all rights and benefits which it might otherwise have under Section 1542 of the California Civil Code with regard to the release of such unknown, unanticipated or misunderstood defenses and Released Claims.

(c) Each person signing below on behalf of Borrower acknowledges that he or she has read each of the provisions of this General Release. Each such person fully understands that this General Release has important legal consequences and each such person realizes that they are releasing any and all Released Claims that Borrower may have as of the Release Date. Borrower hereby acknowledges that it has had an opportunity to obtain a lawyer's advice concerning the legal consequences of each of the provisions of this General Release.

(d) Borrower hereby specifically acknowledges and agrees that: (i) none of the provisions of this General Release shall be construed as or constitute an admission of any liability on the part of Bank; (ii) the provisions of this General Release shall constitute an absolute bar to any Released Claim of any kind, whether any such Released Claim is based on contract, tort, warranty, mistake or any other theory, whether legal, statutory or equitable; and (iii) any attempt to assert a Released Claim barred by the provisions of this General Release shall subject Borrower to the provisions of applicable law setting forth the remedies for the bringing of groundless, frivolous or baseless claims or causes of action.

5. Miscellaneous. Except as specifically provided herein, all terms and conditions of the Credit Agreement shall remain in full force and effect, without waiver or modification. All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment. This Amendment and the Credit Agreement shall be read together, as one document. This Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which when taken together shall constitute one and the same Amendment.

6. Reaffirmation; Certification. Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute an Event of Default.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

S&W SEED COMPANY By: /s/ Matthew K. Szot Matthew K. Szot Executive Vice President Chief Financial Officer	WELLS FARGO BANK, NATIONAL ASSOCIATION By: /s/ Ben Casey Name: Ben Casey Title: VP